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                                                                    Exhibit 10.2


                                  May __, 2001


Restoration Hardware, Inc.
15 Koch Road, Suite J
Corte Madera, California  94925
Attn:  Gary G. Friedman

               Re:  Consent and Waiver Regarding Additional Financing

Ladies and Gentlemen:

Reference is made to the Amended and Restated Investor Rights Agreement, dated as of March 21, 2001 (the "Agreement"), by and among Restoration Hardware, Inc. (the "Company") and certain investors listed on Schedule A thereto (the "2001 Investors"), one of whom is the undersigned (the "Investor"). Defined terms used in this letter but not defined herein shall have the meanings ascribed to them in the Agreement.

The Company contemplates a new financing in which the Company shall sell shares of common stock, $0.0001 par value per share, of the Company ("Common Stock") to certain purchasers (the "New Investors") in a private placement transaction (hereinafter, the "Transaction") pursuant to which the New Investors shall receive resale registration rights. Such rights shall involve the filing by the Company of one or more resale shelf registration statements for resale of the New Investors' Common Stock (the "Resale Shelf Registration") on a basis that is not subordinated to the registration rights of the 2001 Investors. Moreover, the registration rights of the New Investors are not subordinated to the registration rights of current holders of registrable securities under the Restated Investors Rights Agreement, dated as of May 16, 1997, by and among the Company and certain persons named therein and, accordingly, the Company is obtaining a separate consent and waiver to the Transaction and Resale Shelf Registration from such current holders.

The Investor is the beneficial owner of shares of Series A Preferred Stock, Series B Preferred Stock and/or Common Stock, all of which are, or are deemed to be, "Registrable Securities" under the Agreement. Because the Investor supports and encourages the decision by the Company to enter into and to consummate the Transaction with the New Investors, the Investor hereby consents, pursuant to the terms of Section 2.8 of the Agreement, to the Resale Shelf Registration and to the Company entering into the Transaction and granting to the New Investors the registration rights contemplated thereunder. The Investor also hereby fully, unconditionally, irrevocably and without reserve waives its rights under the Agreement to participate in the Resale Shelf Registration.

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Restoration Hardware, Inc.
May __, 2001
Page 2


Upon the receipt by the Company of executed copies of this letter from the holders of at least a majority in interest of the Preferred Stock, the Investor agrees that all holders of Registrable Securities and all permitted successors and assignees thereof shall have consented to the Transaction and the terms thereof.

Upon the receipt by the Company of executed copies of this letter from the holders of at least two-thirds of the Registrable Securities currently outstanding and entitled to registration rights under the Agreement, the Investor agrees that, pursuant to the terms of Section 3.2 of the Agreement, all holders of Registrable Securities and all permitted successors and assignees thereof shall have waived their rights under the Agreement with regard to the Resale Shelf Registration.

The Investor hereby consents to the decision of the Board of Directors of the Company to reduce the number of shares of Common Stock reserved for issuance upon the conversion of the Series A Preferred Stock from 14,018,500 shares of Common Stock to 8,000,000 shares of Common Stock, provided, that the Company shall cause (i) an increase in the total number of shares of Common Stock authorized under its Second Amended and Restated Certificate of Incorporation from 40,000,000 shares of Common Stock to 50,000,000 shares of Common Stock as soon as practicable, but in any event within 180 days of the closing date of the Transaction, and (ii) the reestablishment of a reserve of shares of Common Stock at such higher number of shares as soon as practicable, but in any event within 185 days of the closing date of the Transaction. Upon the receipt by the Company of executed copies of this letter from the holders of at least two-thirds of the outstanding Preferred Stock, the Investor further agrees that the consent given in the previous sentence shall be binding upon all Investors and all permitted successors and assigns.

Upon the receipt by the Company of executed copies of this letter from the greater of two-thirds of the outstanding Preferred Stock and two-thirds of the Registrable Securities currently outstanding and entitled to registration rights under the Agreement, the Company agrees that the rights under Section 2.4(a) of the Agreement shall be accelerated such that date by which the Company will effect a registration on Form S-3 (or its equivalent) shall be the later of (i) such time as Form S-3 (or its equivalent) becomes available for use in a registered offering by the Company and (ii) October 1, 2001, and the Company shall take all actions to effect such acceleration. Upon the receipt by the Company of executed copies of this letter from the holders of at least two-thirds of the of the Registrable Securities, the Investor further agrees that the previous sentence shall be binding upon all Investors and all permitted successors and assigns.

The Investor makes this statement for the benefit and protection of the Company with the understanding that the Company and its directors, officers, employees, agents and advisors intend to rely upon the statements contained herein in connection with the Company's intention to consummate the Transaction and the Resale Shelf Registration, and that the Company would

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Restoration Hardware, Inc.
May __, 2001
Page 3


not proceed with consummating the Transaction and the Resale Shelf Registration if it were unable to rely upon the statements contained in this letter.



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Restoration Hardware, Inc.
May __, 2001
Page 4


This letter may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                         Best regards,

                                         HOLDER


                                         ______________________________________

                                         By: __________________________________

                                         Its: _________________________________

Accepted and Agreed:

RESTORATION HARDWARE, INC.


  /s/ Walter J. Parks
-----------------------------------
By:  Walter J. Parks
Its: EVP-CAO


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         SCHEDULE REGARDING OMITTED DOCUMENTS PURSUANT TO ITEM 601(a) OF
                                 REGULATION S-K

Copies of the Consent and Waiver Regarding Additional Financing in the form above were executed by the following holders in addition to Restoration Hardware, Inc.:

SIGNATORIES:                               DATE OF CONSENT AND WAIVER:
------------                               ---------------------------
GLENHILL CAPITAL LP                                May 17, 2001
PALLADIN CAPITAL IX, LLC                           May 17, 2001
GARY FRIEDMAN                                      May 17, 2001
RESERVOIR CAPITAL PARTNERS, L.P.                   May 18, 2001
RESERVOIR CAPITAL ASSOCIATES, L.P.                 May 18, 2001
RESERVOIR CAPITAL MASTER FUND, L.P.                May 18, 2001